Exhibit 99.1

Providence Completes Acquisition of Simplura Health Group

ATLANTA, GA – November 18, 2020 -- The Providence Service Corporation (“Providence” or the “Company”) (Nasdaq: PRSC) today announced that the Company has completed its previously announced acquisition of Simplura Health Group, which operates a large network of home health and personal care agencies across seven states. The aggregate consideration paid was approximately $575 million in cash, subject to certain adjustments, including adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness, as provided in the Stock Purchase Agreement by and among OEP AM, Inc., Socrates, LLC, Providence and OEP AM Holdings, LLC, dated as of September 28, 2020.

About Providence

The Providence Service Corporation, through its wholly-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its technology-enabled operating model includes core competencies in risk underwriting, call center management, network credentialing, vendor payment management and non-emergency medical transport management. Providence’s Simplura Health Group subsidiary provides non-medical personal care to primarily Medicaid patient populations, including seniors and disabled adults, in need of care monitoring and assistance performing daily living activities in the home setting. Providence also holds a minority interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix”), which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the ability to obtain regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the acquisition may not be satisfied; our ability to integrate our and Simplura’s businesses successfully and to achieve anticipated synergies; the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations; potential litigation relating to the proposed transaction that could be instituted against us or our directors; possible disruptions from the proposed transaction that could harm us and our business, including current plans and operations; our ability to retain, attract and hire key personnel; potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the acquisition; potential business uncertainty, including changes to existing business relationships, during the pendency of the acquisition that could affect our financial performance; certain restrictions during the pendency of the acquisition that may impact our ability to pursue certain business opportunities or strategic transactions; continued availability of capital and financing and rating agency actions; legislative, regulatory and economic developments; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; the early termination for non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate other acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of the outbreak of a new strain of a coronavirus causing a coronavirus disease (“COVID-19”) on us, including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services; seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit facility; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

Providence has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (212) 836-9614

kahl@equityny.com